Exhibit 99.1

Brantley Capital Corporation to Make Second Distribution

NEW YORK--(BUSINESS WIRE)--Brantley Capital Corporation (BBDC.PK) (the “Company”) today announced that pursuant to the Plan of Liquidation and Dissolution previously approved by shareholders, the Board of Directors has approved a cash distribution of $.75 per share. The record date for the distribution is May 26, 2008, the payment date for the distribution is May 28, 2008 and the ex-dividend date is May 29, 2008.

As of May 15, 2008, Brantley has approximately $6,000,000 in cash and does not hold any other material, non-cash assets. Subject to the resolution of certain remaining contingent liabilities, the Company’s Board of Directors intends to approve one or more additional cash distributions.

About Brantley Capital Corporation

Brantley Capital Corporation is a publicly-traded business development company that previously provided equity and long-term debt financing to small and medium-sized private companies located in the United States. In April 2007, Brantley Capital Corporation sold substantially all of its investment assets. It is no longer engaged in any business activities except for the purpose of winding up its business affairs.

Forward-Looking Statements

The information contained in this press release may contain forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements.

CONTACT:
The Altman Group
Warren Antler, 212-400-2605